                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                                      CITICORP
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

      NOTICE OF
      1996 ANNUAL MEETING
      OF STOCKHOLDERS &
      PROXY STATEMENT



CITICORP PROXY STATEMENT


      SPACE IN OUR AUDITORIUM IS LIMITED.
      Registered stockholders may be asked for identification. If you are a beneficial owner of Citicorp stock held by a bank, broker or investment plan ("in street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the broker or bank are examples of proof of ownership.

                                                                 [CITICORP LOGO]

                                                                [CITICORP LOGO]
--------------------------------------------------------------------------------


Citicorp                                          JOHN S. REED
399 Park Avenue                                   Chairman
New York, New York 10043

March 4, 1996

Dear Stockholder:

You are cordially invited to the Annual Meeting  of  Stockholders  of  Citicorp.

It will be held on Tuesday, April 16, 1996, at 9:00 A.M. (New York City time) in the auditorium at Citicorp headquarters at 399 Park Avenue in New York City.

We urge you to attend, if at all possible. We in Citicorp's management consider the Annual Meeting an excellent opportunity for us to discuss your corporation's progress with you in person. If you cannot attend, please be sure to vote your preferences on the enclosed proxy card and return it promptly.

Whether in person or by proxy, it is important that your shares be voted. The participation of the owners of the business in its affairs is an essential ingredient of Citicorp's vitality.

Sincerely,

/s/ JOHN S. REED

                                                                  [CITCORP LOGO]
--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



Date:    Tuesday, April 16, 1996
Time:    9:00 A.M. (New York City time)

Place:   399 Park Avenue
         New York, New York 10043
         (53rd Street and Park Avenue)


At the Annual Meeting, the following proposals are on the agenda for action by the stockholders:

 TO ELECT FOURTEEN DIRECTORS TO HOLD OFFICE UNTIL THE 1997 ANNUAL MEETING AND UNTIL THE ELECTION AND QUALIFICATION OF THEIR SUCCESSORS;

 TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS;

 TO ACT UPON CERTAIN STOCKHOLDER PROPOSALS; AND

 TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

It is important that your shares be voted. Please complete the proxy card and return it promptly in the enclosed envelope. If you decide to attend the meeting in person, you can withdraw your proxy and vote at that time. Voting is by secret ballot. Stockholders of record at the close of business (5:00 P.M., New York City time) on February 16, 1996 are entitled to one vote for each share held. A list of these stockholders will be available for inspection for ten days preceding the meeting at the office of the Assistant Secretary of Citicorp at 399 Park Avenue, New York, New York 10043, and will also be available for inspection at the meeting itself.

By order of the Board of Directors,



/s/ CHARLES E. LONG

Charles E. Long
Executive Vice President and Secretary

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citicorp (the 'Board'). These proxies will be voted at the Annual Meeting of Stockholders of Citicorp on Tuesday, April 16, 1996. Holders of common stock of record at the close of business (5:00 P.M., New York City time) on February 16, 1996 are entitled to one vote for each share held. On that date there were 479,850,450 shares of Citicorp common stock outstanding and eligible to vote. This Proxy Statement and Form of Proxy are first being sent to stockholders on March 4, 1996.

I. ELECTION OF DIRECTORS

     Fourteen nominees have been proposed by the Committee on Directors and approved by the Board for election as directors of Citicorp. The affirmative vote of a plurality of the votes cast at the Annual Meeting by holders of common stock entitled to vote thereon is required for the election of each nominee as a director of Citicorp.

     The following information with respect to each nominee is set forth below: name, age, the number of shares of Citicorp common stock beneficially owned by the nominee as of January 31, 1996, the year in which the nominee became a director of Citicorp, principal occupation, business experience, the standing committees of the Board of which the nominee is a member, the names of other companies of which the nominee is a director and certain other activities of the nominees. One of the nominees, Mr. Chia, has indicated his intention to retire from Citicorp and to resign from his seat on the Board in 1996.




[PHOTO]
D. WAYNE CALLOWAY
60
3,743 shares
1988
                                   CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                   PEPSICO, INC.
                                     Joined PepsiCo, Inc. -- 1967
                                     President and Chief Operating Officer, Frito-Lay, Inc. -- 1976
                                     Chairman of the Board and Chief Executive Officer, Frito- Lay, Inc. -- 1978
                                     Director of PepsiCo, Inc. -- 1983
                                     Executive Vice President and Chief Financial Officer, PepsiCo, Inc. -- 1983
                                     President and Chief Operating Officer -- 1985
                                     Chairman and Chief Executive Officer -- 1986
                                     Committees: Audit (Chairman) and Subsidiaries and Capital
                                     Other Directorships: Citibank, N.A., Exxon Corporation and General Electric
                                     Company
                                     Other Activities: The Business Council, The Business Roundtable and Grocery
                                     Manufacturers of America


[PHOTO]
PEI-YUAN CHIA
57
533,872 shares(1)
1993
                                   VICE CHAIRMAN
                                   CITICORP AND CITIBANK, N.A.
                                     Joined Citibank, N.A. -- 1974
                                     Group Executive, U.S. Card Products Group -- 1985
                                     Group Executive, Consumer Services Group International -- 1987
                                     Sector Executive, Global Consumer -- 1990
                                     Senior Executive Vice President -- 1992
                                     Vice Chairman -- 1994
                                     Committees: Executive (ex-officio)
                                     Other Directorships: Citibank, N.A. and Baxter International, Inc.
                                   (1) Includes 428,883 shares which Mr. Chia has the right to acquire within 60 days pursuant to employee benefit plans.



[PHOTO]
PAUL J. COLLINS
59
849,168 shares(2)
1985
                                   VICE CHAIRMAN
                                   CITICORP AND CITIBANK, N.A.
                                     Joined Citibank, N.A. -- 1961
                                     Head, Investment Bank -- 1982
                                     Senior Corporate Officer for North America/Chief Planning Officer -- 1985
                                     Vice Chairman, Senior Corporate Officer for Europe and the Middle
                                     East -- 1988
                                     Vice Chairman, Finance -- 1991
                                     Vice Chairman, Emerging Markets -- 1996
                                     Committees: Executive (ex-officio) and Subsidiaries and Capital (Chairman)
                                     Other Directorships: Citibank, N.A. and Kimberly-Clark Corporation
                                   (2) Includes 648,189 shares which Mr. Collins has the right to acquire within
                                       60 days pursuant to employee benefit plans.


[PHOTO]
KENNETH T. DERR
59
8,013 shares
1987
                                   CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                   CHEVRON CORPORATION
                                     Joined Chevron Corporation -- 1960
                                     Assistant to the President -- 1969
                                     Vice President -- 1972
                                     President and Chief Executive Officer, Chevron, USA Inc. -- 1979 to 1984
                                     Director, Chevron Corporation -- 1981
                                     Vice Chairman -- 1985 to 1988
                                     Chairman and Chief Executive Officer -- 1989
                                     Committees: Personnel, Subsidiaries and Capital and Citibank, N.A.
                                     Consulting
                                     Other Directorships: AT&T Corp. and Potlatch Corporation
                                     Other Activities: American Petroleum Institute (Director), The Business
                                     Council, The Business Roundtable, The California Business Roundtable and
                                     President's Council on Sustainable Development





[PHOTO]
REUBEN MARK
57
5,000 shares
                                   CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                   COLGATE-PALMOLIVE COMPANY
                                     Joined Colgate-Palmolive Company -- 1963
                                     President and General Manager (Venezuela and Canada) -- 1970 to 1974
                                     Vice President and General Manager -- 1974 to 1979
                                     Group Vice President -- 1979 to 1981
                                     Executive Vice President -- 1981 to 1983
                                     Director, Colgate-Palmolive Company -- 1983
                                     President (Chief Operating Officer) -- 1983 to 1984
                                     Chief Executive Officer -- 1984 to 1986
                                     Chairman of the Board and Chief Executive Officer -- 1986
                                     Other Directorships: New York Stock Exchange, Inc., Pearson plc, Time
                                     Warner Inc. and Toys 'R' Us, Inc.


[PHOTO]
RICHARD D. PARSONS
47
300 shares
                                   PRESIDENT
                                   TIME WARNER INC.
                                     Assistant and First Assistant Counsel to the Governor, State of New
                                     York -- 1971 to 1974
                                     Deputy Counsel to the Vice President, Office of the Vice President of the
                                     United States -- 1975
                                     General Counsel and Associate Director, Domestic Council, White
                                     House -- 1975 to 1977
                                     Managing Partner, Patterson Belknap, Webb & Tyler -- 1977 to 1988
                                     President and Chief Operating Officer, Dime Savings Bank of New
                                     York -- 1988 to 1990
                                     Chairman and Chief Executive Officer, Dime Savings Bank of New York -- 1991
                                     to 1995
                                     President, Time Warner Inc. -- 1995
                                     Other Directorships: Federal National Mortgage Association, Philip Morris
                                     Companies, Inc. and Time Warner Inc.








[PHOTO]
JOHN S. REED
57
1,591,489 shares(3)
1982
                                   CHAIRMAN
                                   CITICORP AND CITIBANK, N.A.
                                     Joined Citibank, N.A. -- 1965
                                     Head, Individual Bank -- 1975
                                     Vice Chairman -- 1982
                                     Chairman and Chief Executive Officer -- 1984
                                     Committees: Directors (Chairman) and Executive (ex-officio)
                                     Other Directorships: Citibank, N.A., Monsanto Company and Philip Morris
                                     Companies, Inc.
                                     Other Activities: The Business Council and The Business Roundtable
                                   (3) Includes 1,229,000 shares which Mr. Reed has the right to acquire within
                                       60 days pursuant to employee benefit plans.


[PHOTO]
WILLIAM R. RHODES
60
532,369 shares(4)
1991
                                   VICE CHAIRMAN
                                   CITICORP AND CITIBANK, N.A.
                                     Joined Citibank, N.A. -- 1957
                                     Senior Corporate Officer responsible for the Caribbean, Central and South
                                     America and Sub-Sahara Africa -- 1969
                                     Chairman, Citicorp and Citibank, N.A. Restructuring Committee -- 1984
                                     Group Executive -- 1986
                                     Senior Executive, International -- 1990
                                     Vice Chairman -- 1991
                                     Committees: Executive (ex-officio)
                                     Other Directorships: Citibank, N.A. and Private Export Funding Corporation
                                     (PEFCO)
                                     Other Activities: Brown University, Council of the Americas, Council on
                                     Foreign Relations, The Institute for International Finance, New York City
                                     Partnership, New York City Chamber of Commerce, New York Hospital, The
                                     Metropolitan Museum of Art, Northfield Mount Hermon School, Lincoln Center
                                     Consolidated Corporate Fund, Institute for EastWest Studies, Group of 30
                                     and U.S.-Egyptian Presidents' Council
                                   (4) Includes 436,883 shares which Mr. Rhodes has the right to acquire within
                                       60 days pursuant to employee benefit plans.





[PHOTO]
ROZANNE L. RIDGWAY
60
1,858 shares
1990
                                   CO-CHAIR
                                   THE ATLANTIC COUNCIL OF THE UNITED STATES
                                     U.S. Department of State: Ambassador to Finland -- 1977 to 1980;
                                     Counselor -- 1980 to 1981; Special Assistant to Secretary:
                                     Negotiations -- 1981 to 1982; Ambassador to German Democratic
                                     Republic -- 1982 to 1985; Assistant Secretary of State -- 1985 to 1989
                                     President, The Atlantic Council of the United States -- 1989 to 1992
                                     Co-Chair -- 1993
                                     Committees: Audit, Public Issues and Subsidiaries and Capital
                                     Other Directorships: Citibank, N.A., Bell Atlantic Corporation, The Boeing
                                     Company, Emerson Electric Company, Minnesota Mining and Manufacturing
                                     Company, RJR Nabisco, Inc., Sara Lee Corp. and Union Carbide Corporation
                                     Other Activities: The Brookings Institution (Trustee), The CNA Corporation
                                     (Trustee), National Geographic Society (Trustee), The New Perspective Fund
                                     (Member, International Advisory Board) and Baltic-American Enterprise Fund
                                     (Chair)


[PHOTO]
H. ONNO RUDING
56
326,983 shares(5)
1990
                                   VICE CHAIRMAN
                                   CITICORP AND CITIBANK, N.A.
                                     Executive Director of the International Monetary Fund -- 1977 to 1981
                                     Member of the Board of Managing Directors of Amsterdam-Rotterdam
                                     Bank -- 1981 to 1982
                                     Minister of Finance of the Kingdom of the Netherlands -- 1982 to 1989
                                     Chairman of the Netherlands Christian Federation of Employers -- 1990 to
                                     1992
                                     Joined Citibank, N.A. management -- 1992
                                     Vice Chairman -- 1992
                                     Committees: Executive (ex-officio) and Citibank, N.A. Consulting
                                     Other Directorships: Amsterdamsch Trustees Kantoor B.V. (Supervisory
                                     Director), Pechiney (Director), Unilever N.V. and Unilever PLC (Advisory
                                     Director) and Corning Inc. (Director)
                                   (5) Includes 288,670 shares which Mr. Ruding has the right to acquire within
                                       60 days pursuant to employee benefit plans.





[PHOTO]
ROBERT B. SHAPIRO
57
1,141 shares
1994
                                   CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                   MONSANTO COMPANY
                                     Joined G.D. Searle & Co. (subsequently acquired by Monsanto
                                     Company) -- 1979
                                     Vice President and General Counsel, G.D. Searle & Co. -- 1979 to 1982
                                     President, The NutraSweet Group (a division of G.D. Searle & Co.) -- 1982 to 1985
                                     Chairman and Chief Executive Officer, The NutraSweet Company (a subsidiary of Monsanto Company) -- 1985 to 1990
                                     Director, Monsanto Company -- 1993
                                     Executive Vice President and Advisory Director, Monsanto Company -- 1990 to
                                     1993
                                     President, The Agricultural Group (a division of Monsanto Company) -- 1990 to 1993
                                     President and Chief Operating Officer, Monsanto Company -- 1993 to 1995
                                     Chairman and Chief Executive Officer, Monsanto Company -- 1995
                                     Committees: Audit, Subsidiaries and Capital and Citibank, N.A. Consulting
                                     Other Directorships: Silicon Graphics, Inc.


[PHOTO]
FRANK A. SHRONTZ
64
9,404 shares
1986
                                   CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                   THE BOEING COMPANY
                                     Joined The Boeing Company -- 1958
                                     Assistant Secretary of the U.S. Air Force -- 1973 to 1976
                                     Assistant Secretary of Defense -- 1976 to 1977
                                     Rejoined The Boeing Company -- 1977
                                     President and Director -- 1985
                                     Chief Executive Officer -- 1986
                                     Chairman -- 1988
                                     Committees: Directors, Executive, Personnel (Chairman) and Public Issues
                                     Other Directorships: Citibank, N.A., Boise Cascade Corporation and
                                     Minnesota Mining and Manufacturing Company
                                     Other Activities: The Business Council and The Business Roundtable


[PHOTO]
FRANKLIN A. THOMAS
61
14,504 shares
1970
                                   PRESIDENT
                                   THE FORD FOUNDATION
                                     President, Bedford-Stuyvesant Restoration Corporation -- 1967 to 1977
                                     Private practice of law -- 1978 to 1979
                                     President, The Ford Foundation -- 1979
                                     Committees: Directors, Executive, Personnel, Public Issues (Chairman) and
                                     Subsidiaries and Capital
                                     Other Directorships: Citibank, N.A., Alcoa, AT&T Corp., Cummins Engine
                                     Company, Inc. and PepsiCo, Inc.





[PHOTO]
EDGAR S. WOOLARD, JR.
61
27,348 shares
1987
                                   CHAIRMAN
                                   E.I. DU PONT DE NEMOURS & COMPANY
                                     Joined E.I. du Pont de Nemours & Company -- 1957
                                     Executive Vice President and Director -- 1983
                                     Vice Chairman -- 1985
                                     President and Chief Operating Officer -- 1987
                                     Chairman and Chief Executive Officer -- 1989
                                     Chairman -- 1995
                                     Committees: Personnel and Citibank, N.A. Consulting
                                     Other Activities: The Business Council (Chairman)


SHARE OWNERSHIP OF MANAGEMENT

     Shares owned by Messrs. Reed, Chia, Collins, Rhodes and Ruding, including those acquired through the staff compensation plans of Citicorp and Citibank, N.A., are described separately in this Proxy Statement.

     As of January 31, 1996, the current directors and executive officers of Citicorp as a group beneficially owned 5,763,243 shares of Citicorp common stock (including 4,288,476 shares which the directors and executive officers have the right to acquire within 60 days pursuant to employee benefit plans), representing approximately 1.24% of Citicorp's outstanding shares. In addition to the nominees for election as directors at the Annual Meeting, the current directors include Colby H. Chandler, H.J. Haynes and Roger B. Smith, who are retiring. As of January 31, 1996, Mr. Chandler owned 17,743 shares of Citicorp common stock, Mr. Haynes owned 21,743 shares of Citicorp common stock and Mr. Smith owned 2,743 shares of Citicorp common stock. No single executive officer or director beneficially owned at that date more than 0.34% of Citicorp's outstanding stock, and all directors as a group beneficially owned at that date less than 0.85% of Citicorp's outstanding stock.

     Based on its review of the reports furnished to Citicorp for 1995 pursuant to Section 16 of the Securities Exchange Act of 1934 (the 'Exchange Act'), Citicorp believes all of the reports required to be filed under Section 16 were filed on a timely basis. However, due to a processing error, the Form 4 Statements of Changes in Beneficial Ownership for Thomas E. Jones and David S. Van Pelt for the month of August 1995 failed to reflect a grant of performance-based employee stock options. The Forms were corrected on October 13, 1995.
--------------------------------------------------------------------------------

CERTAIN OTHER SHARE OWNERS

     His Royal Highness Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud, P.O. Box 8653, Riyadh, 11492, Saudi Arabia is the only person known by Citicorp to own beneficially more than five percent of any class of Citicorp's voting securities. Prince Alwaleed's Schedule 13D under the Exchange Act as filed with the Securities and Exchange Commission (the 'SEC'), as amended through February 5, 1996, indicates that, as of January 26,1996, Prince Alwaleed beneficially owned 41,114,149 shares of Citicorp common stock, which shares represent approximately 8.8% of Citicorp's outstanding common stock as of January 31, 1996. Prince Alwaleed has sole voting and dispositive power with respect to all of such shares.

     In July 1995, New Plaza Associates, L.L.C., a company owned 50% by Prince Alwaleed and 50% by an unaffiliated Singapore-based company, acquired a controlling interest in the partnership (the 'Owner') that owns the Plaza Hotel in New York City, in which a company owned by Citicorp Real Estate, Inc. and certain other entities also are partners. In exchange for its partnership interest, New Plaza Associates agreed to contribute approximately $28 million to the Owner and to provide approximately $100 million of financing to the Owner, which was used by the Owner to pay off existing debt owed by the Owner to a syndicate of banks led by Citibank, N.A. In connection with this transaction, Citibank, N.A. issued two letters of credit each in the amount of $50,333,333 as credit support for a loan to the Owner on the closing date from a syndicate of banks. Reimbursement to Citibank, N.A. of amounts under one letter of credit was personally guaranteed by Prince Alwaleed. Reimbursement to Citibank, N.A. of amounts under the other letter of credit was guaranteed by the unaffiliated

Singapore-based company. In November 1995, the letters of credit were canceled and replaced with two five-year loans each in the amount of $50,000,000 from Citicorp North America, Inc. to New Plaza Associates, the proceeds of which were used to pay down a portion of the refinancing loan. One of the loans was personally guaranteed by Prince Alwaleed and the other loan was guaranteed by the unaffiliated Singapore-based company.

--------------------------------------------------------------------------------

BOARD MEETINGS

     There were 10 meetings of the Board during 1995. All directors attended 75% or more of the total Board and committee meetings held.

--------------------------------------------------------------------------------

SIZE OF THE BOARD

     In February 1996, the Board fixed the number of directors at fourteen. Directors standing for election will hold office until the next annual meeting and until the election and qualification of their successors. If any nominee is unable to serve out his or her term, the Committee on Directors may recommend a successor to fill the unexpired portion, subject to subsequent appointment by the Board. One of the nominees, Mr. Chia, has indicated his intention to retire from Citicorp and to resign from his seat on the Board in 1996.
--------------------------------------------------------------------------------

BOARD COMMITTEES

     Audit Committee. The Audit Committee supervises independent audits of Citicorp and oversees the establishment of appropriate accounting policies for Citicorp and Citibank, N.A. Current members are Mr. Calloway (Chairman), Mr. Chandler, Mr. Haynes, Ambassador Ridgway, Mr. Shapiro and Mr. Smith. The Audit Committee met four times during 1995.

     The Audit Committee's principal functions include reviews of: the audit plans, scope of audit and audit findings of both the independent auditors and the corporation's internal corporate audit group; significant tax and legal matters; reports on credit portfolios and processes; and internal controls. Further, it is the responsibility of the Committee to recommend to the Board the annual appointment of the independent auditors, to review the findings of internal and independent auditors, financial controllers and external regulatory agencies and to review the accounting policies used in preparing the financial statements of Citicorp and Citibank, N.A.

     Committee on Directors. The Committee on Directors recommends qualified candidates for membership on the Boards of Directors of Citicorp and Citibank, N.A. Current members are Mr. Reed (Chairman), Mr. Chandler, Mr. Haynes, Mr. Shrontz and Mr. Thomas. The Committee on Directors met twice during 1995.

     The Committee on Directors actively solicits recommendations for prospective directors and recommends the approval of a candidate. The nominees are then presented to the Board, which proposes the slate of directors to be submitted to the stockholders at the Annual Meeting. In addition, the Committee is charged with keeping current with and recommending changes in directors' compensation.

     Personnel Committee. The Personnel Committee oversees employee policies and programs of Citicorp and Citibank, N.A. Current members are Mr. Shrontz (Chairman), Mr. Derr, Mr. Haynes, Mr. Thomas and Mr. Woolard. The Personnel Committee met nine times during 1995.

     The Personnel Committee reviews and approves compensation policy and other personnel-related programs to maintain an environment at Citicorp and Citibank, N.A. that attracts and retains people of high capability, commitment and integrity. In addition, the Committee oversees succession planning.

     Other Committees. In addition to the committees described above, the Board also has a Committee on Subsidiaries and Capital, an Executive Committee and a Public Issues Committee. Their functions and members are described in Citicorp's 1995 Annual Report.
--------------------------------------------------------------------------------

BOARD COMPENSATION

     Directors of Citicorp who are not officers of Citicorp or Citibank, N.A. received an annual retainer of $40,000 for their services in 1995, of which $10,000 is deferred under Citicorp's Directors' Deferred Compensation Plan described below and is payable in Citicorp common stock upon a director's retirement. In addition, outside directors received a fee of $950 for each Board, committee or other meeting attended. Those directors who reside abroad received an additional $3,500 for each Board meeting attended. In lieu of the committee meeting fees, the Chairmen of the Audit Committee and the Personnel Committee each received a stipend of $20,000 and the Chairman of the Public Issues Committee received a stipend of $10,000.

     Outside directors of Citicorp who served on the Citibank, N.A. Board of Directors received an annual retainer of $10,000 for those services in 1995. Citicorp directors who did not serve on the Citibank, N.A. Board of Directors served on the Consulting Committee to the Citibank, N.A. Board of Directors; and of these, the outside directors on the Consulting Committee received an annual retainer of $10,000 for those services in 1995. In addition, each outside director and each outside member of the Consulting Committee received a fee of $950 for each meeting of the Citibank, N.A. Board of Directors attended. Outside members of the Audit Committee of the Citibank, N.A. Board of Directors received a fee of $950 for each meeting of that committee attended. In lieu of committee meeting fees, the Chairman of the Audit Committee of the Citibank, N.A. Board of Directors received a stipend of $10,000. Those directors who are officers of Citicorp or Citibank, N.A. received no additional compensation for their services on the Board or the Citibank, N.A. Board of Directors or any committee thereof.

     Under Citicorp's Directors' Deferred Compensation Plan, outside directors may elect to defer all or part of their retainers and/or fees. Amounts deferred are credited to investment accounts whose returns correspond to the funds established under the Citibank, N.A. Savings Incentive Plan (the 'Savings Incentive Plan'), a plan available to all regular United States employees of Citibank, N.A. and certain affiliates (including directors who are also employees). The amounts credited are expressed in units in those investment accounts, which have the same value as the corresponding units in a fund under the Savings Incentive Plan on the date of such crediting and thereafter will have the value set on the immediately preceding valuation date for the corresponding fund. Payments of deferred compensation credited to the investment account mirroring Fund B established under the Savings Incentive Plan will be in shares of Citicorp common stock. Payments of deferred compensation credited to investment accounts which mirror funds other than Fund B will be in cash.

EXECUTIVE OFFICERS

     The following information with respect to each executive officer of Citicorp who is not a nominee for election as a director is set forth below: name, age and the position held with Citicorp and the date from which such position has been continuously held.

NAME                                 AGE   POSITION AND OFFICE HELD AND DATE FROM WHICH HELD
----------------------------------   ---   ------------------------------------------------------------------------
Roberta J. Arena..................   47    Executive Vice President, Bankcards Europe and North America -- 1994
William I. Campbell...............   51    Executive Vice President, Citibanking Worldwide Consumer Bank -- 1996
Alvaro A.C. de Souza..............   47    Executive Vice President, Private Bank -- 1996
Thomas E. Jones...................   57    Executive Vice President and a Principal Financial Officer -- 1990
Charles E. Long...................   56    Executive Vice President and Secretary -- 1987
Dionisio R. Martin................   52    Executive Vice President, Emerging Markets -- 1996
Robert A. McCormack...............   52    Executive Vice President, Global Relationship Banking -- 1995
Victor J. Menezes.................   46    Executive Vice President, Chief Financial Officer -- 1995
Lawrence R. Phillips..............   56    Senior Human Resources Officer -- 1993
John J. Roche.....................   60    Executive Vice President, Legal Affairs -- 1989

     The group of all executive officers consists of 15 individuals, including Messrs. Reed, Chia, Collins, Rhodes and Ruding (who are all directors of Citicorp) and the 10 officers named above. Officers serve at the pleasure of the Board.

     Each executive officer who is not a director of Citicorp has been employed in such position or in other executive or management positions with Citicorp and Citibank, N.A. for more than the last five years, except for Messrs. Campbell and Phillips. Mr. Campbell joined Citicorp in 1996 and from July 1995 to December 1995 was a consultant to Citicorp. Prior to that time Mr. Campbell had served in a number of executive positions with Philip Morris Companies, Inc., most recently as Chairman of U.S. Operations. Mr. Phillips joined Citicorp in 1993 and, prior to that time, had been director of human resources for the GE Aerospace division of General Electric Company.

     Mr. Ruding has entered into an agreement which provides for his employment as Vice Chairman of Citicorp and Citibank, N.A. through March 1, 1997. If Mr. Ruding's employment is terminated other than for cause or he resigns for good reason, he will receive payments consisting of his salary for the remainder of the agreement's term, a pro rata bonus, if authorized by the Personnel Committee, and any deferred bonus awards.

DIRECTOR AND OFFICER TRANSACTIONS

     Certain transactions involving loans, deposits and sales of commercial paper, certificates of deposit and other money market instruments and certain other banking transactions occurred during 1995 between Citicorp and Citibank, N.A. on the one hand and certain directors or executive officers of Citicorp and Citibank, N.A., members of their immediate families or associates of the directors, the executive officers or their family members on the other. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

COMPENSATION

     The tables on pages 13 through 15 set forth a profile of Citicorp's executive compensation and show, among other things, salaries and bonuses paid during the last three years, options granted with respect to 1995 and aggregate option exercises in 1995 for the Chairman and each of the four other most highly compensated executive officers (the 'Named Executives'). These tables are specified by current SEC requirements. There is also included a table, Management Compensation Profile for 1995, set forth below, which is consistent with the other tables. It has been previously used by Citicorp and is provided to insure continuity.

                    MANAGEMENT COMPENSATION PROFILE FOR 1995

                                                                               RESTRICTED STOCK GRANTED SINCE      STOCK OPTIONS
CITICORP STOCK                   SALARY AND                                      PROGRAM INCEPTION (1986)            SINCE 1986
 BENEFICIALLY                      SAVINGS               RESTRICTED            -----------------------------------------------------
 OWNED AS OF                      INCENTIVE     ANNUAL     STOCK      STOCK                                               AVG. GRANT
 JANUARY 31,                         PLAN     INCENTIVE    SHARES    OPTIONS                           1995      OPTIONS  PRICE PER
   1996(1)     NAME AND POSITION  BENEFITS(2)  AWARDS(3)   GRANTED   GRANTED(4)  SHARES     VALUE(5)  DIVIDENDS  GRANTED    SHARE
------------------------------------------------------------------------------------------------------------------------------------
    362,489    J.S. Reed,         $1,378,000  $3,000,000   - 0 -      100,000    235,000  $17,360,625 $ 192,000 1,656,407 $   31.49
               Chairman
    104,989    P.Y. Chia,           839,167      750,000   - 0 -       75,000     99,700   7,365,338    58,050    616,513     36.40
               Vice Chairman
    200,979    P.J. Collins,        839,167      750,000   - 0 -       75,000    107,700   7,956,338    97,200    944,027     31.16
               Vice Chairman
     95,486    W.R. Rhodes,         830,333      750,000   - 0 -       75,000     55,700   4,114,838    50,400    775,932     32.12
               Vice Chairman
     38,313    H.O. Ruding,         839,167      750,000   - 0 -       75,000    - 0 -      - 0 -      - 0 -      620,000     35.21
               Vice Chairman
------------------------------------------------------------------------------------------------------------------------------------

(1) Does not include shares which individuals have the right to acquire pursuant to stock option awards or the stock purchase plan.

(2) Total 1995 compensation includes salary and cash compensation earned in accordance with the Savings Incentive Plan, a portion of which is deferred and the balance of which is paid in cash. Amounts shown do not include amounts expended by Citicorp pursuant to plans (including group life, health and international service) that do not discriminate in scope, terms or operation in favor of executive officers or directors of Citicorp and that are generally available to all salaried employees. Amounts shown also do not include amounts expended by Citicorp which may have a value as a personal benefit to the named individual. The value of such benefits, however, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

(3) Incentive awards were made in January 1996 based on 1995 performance. Seventy-five percent of each award was paid in cash and, as described in the Personnel Committee Report on Executive Compensation below, 25% of each award was deferred into share units whose return is equivalent to the return on shares of Citicorp common stock for a period of five years from the date the award was granted, at which time the deferred award is payable in cash. To the extent dividends are declared on Citicorp's common stock, dividend equivalents will be credited on the share units in the form of additional units, which will automatically be reinvested.

(4) Options granted in August 1995 to Messrs. Chia, Collins, Rhodes and Ruding and in September 1995 to Mr. Reed under the 1988 Stock Incentive Plan have an exercise price of $64.875 per share and $70.125 per share, respectively, a term of five years and vest with respect to 50% of such options when the market price of Citicorp common stock reaches $100 per share and remains at or above that level for 20 trading days in a consecutive 30-trading-day period; the balance of the options will vest when the stock price reaches $115 per share and remains at or above that level for 20 trading days in a consecutive 30-trading-day period.

(5) Total shares of restricted stock granted multiplied by the closing price on the New York Stock Exchange composite tape on January 31, 1996 ($73.875).

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------
                                              ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                                                      OTHER                  AWARDS
                                                                      ANNUAL        RESTRICTED      SHARES      ALL OTHER
        NAME AND                                                    COMPENSA-         STOCK       UNDERLYING    COMPENSA-
   PRINCIPAL POSITION       YEAR        SALARY         BONUS(1)      TION (2)       AWARDS(3)     OPTIONS(4)     TION(5)
--------------------------------------------------------------------------------------------------------------------------
J.S. Reed,                  1995      $1,300,000      $3,000,000      - 0 -         $ - 0 -         100,000      $78,000
  Chairman (Chief           1994       1,275,000       3,000,000      - 0 -           - 0 -         250,000       76,500
  Executive Officer)        1993       1,150,000       3,000,000      - 0 -          2,062,500      450,000       69,000

P.Y. Chia,                  1995         791,667         750,000      - 0 -           - 0 -          75,000       47,500
  Vice Chairman             1994         750,000         665,000      - 0 -           - 0 -         100,000       45,000
                            1993         750,000         612,500      - 0 -           - 0 -         250,000       45,000

P.J. Collins,               1995         791,667         750,000      - 0 -           - 0 -          75,000       47,500
  Vice Chairman             1994         750,000         475,000      - 0 -           - 0 -         100,000       45,000
                            1993         750,000         437,500      - 0 -           - 0 -         300,000       45,000

W.R. Rhodes,                1995         783,333         750,000      - 0 -           - 0 -          75,000       47,000
  Vice Chairman             1994         700,000         950,000      - 0 -           - 0 -         100,000       42,000
                            1993         700,000         875,000      - 0 -           - 0 -         270,000       42,000

H.O. Ruding,                1995         791,667         750,000      - 0 -           - 0 -          75,000       47,500
  Vice Chairman             1994         750,000         665,000      - 0 -           - 0 -         100,000       45,000
                            1993         750,000         612,500      - 0 -           - 0 -         250,000       37,500
--------------------------------------------------------------------------------------------------------------------------

(1) For 1995, 75% of the annual incentive award to each Named Executive was paid in cash and, as described in the Personnel Committee Report on Executive Compensation below, 25% of such award was deferred into share units whose return is equivalent to the return on shares of Citicorp common stock for a period of five years from the date the award was granted, at which time the deferred award is payable in cash. To the extent dividends are declared on Citicorp's common stock, dividend equivalents will be credited on the share units in the form of additional units, which will automatically be reinvested.

(2) Amounts shown do not include amounts expended by Citicorp pursuant to plans (including group life, health and international service) that do not discriminate in scope, terms or operation in favor of executive officers or directors of Citicorp and that are generally available to all salaried employees. Amounts shown also do not include amounts expended by Citicorp which may have a value as a personal benefit to the named individual. The value of such benefits, however, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

(3) The value for each restricted stock grant reflected in this column is determined by multiplying the total shares awarded by the closing price on the New York Stock Exchange composite tape on the grant date. The number of shares and value of aggregate restricted stock holdings of each of the Named Executives on December 31, 1995 were 140,000 and $9,415,000 (Mr. Reed), 39,000 and $2,622,750 (Mr. Chia), 74,000 and $4,976,500 (Mr. Collins), and
    35,000 and $2,353,750 (Mr. Rhodes). For purposes of the year-end calculation, the value of the restricted stock is determined by multiplying the total shares held by the closing price on the New York Stock Exchange composite tape on December 29, 1995 ($67.25). In January 1994, Mr. Reed received an award of 50,000 shares of restricted stock based on 1993 performance and as a long-term incentive; such shares will vest on the fifth anniversary of the grant date. To the extent dividends are declared on Citicorp's common stock, dividends will be paid on the restricted stock holdings.

(4) Each of the Named Executives, except Mr. Reed, received a grant of options covering 75,000 shares in August 1995. Mr. Reed received a grant of options covering 100,000 shares in September 1995. Options for 1994 were granted in January 1995. Each of the Named Executives received a grant of options covering 150,000 shares in July 1993. The remaining options for 1993 were granted to the Named Executives in January 1994.

(5) Cash compensation earned in accordance with the Savings Incentive Plan. Amounts in excess of contribution limits established by the Internal Revenue Code are paid in cash to the Named Executive.

                       OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF
                   INDIVIDUAL                                                                STOCK APPRECIATION FOR OPTION
                     GRANTS                                                                             TERM(2)
 ----------------------------------------------------------------------------------------------------------------------------
                                      PERCENT
                   NUMBER OF         OF TOTAL
                     SHARES           OPTIONS
                   UNDERLYING       GRANTED TO         EXERCISE
                    OPTIONS        EMPLOYEES IN          PRICE
      NAME         GRANTED(1)       FISCAL YEAR       (PER SHARE)     EXPIRATION DATE            5%                10%
-----------------------------------------------------------------------------------------------------------------------------

J.S. Reed            100,000            1.63%           $70.125      September 19, 2000    $   - 0 -         $     2,140,601
P.Y. Chia             75,000            1.22             64.875         August 18, 2000        - 0 -               1,485,256
P.J. Collins          75,000            1.22             64.875         August 18, 2000        - 0 -               1,485,256
W.R. Rhodes           75,000            1.22             64.875         August 18, 2000        - 0 -               1,485,256
H.O. Ruding           75,000            1.22             64.875         August 18, 2000        - 0 -               1,485,256
All
 Stockholders(3)      N/A               N/A                N/A              N/A             7,939,002,994     17,543,120,410
-----------------------------------------------------------------------------------------------------------------------------

(1) Options granted in August 1995 to Messrs. Chia, Collins, Rhodes and Ruding and in September 1995 to Mr. Reed have a term of five years and vest with respect to 50% of such options when the market price of Citicorp common stock reaches $100 per share and remains at or above that level for 20 trading days in a consecutive 30-trading-day period; the balance of the options will vest when the stock price reaches $115 per share and remains at or above that level for 20 trading days in a consecutive 30-trading-day period. Options granted in January 1995 based on corporate and individual performance in 1994 are not reflected in this table; those option grants were described in Citicorp's 1995 Proxy Statement.

(2) Amounts for the Named Executives shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The terms of such options are described above. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the stock price of Citicorp. At the assumed 5% annual rate of stock appreciation the options granted in 1995 to the Named Executives will not vest. At the assumed 10% annual rate of stock appreciation 50% of the options granted in 1995 to the Named Executives will vest.

(3) The potential realizable gain to all stockholders (based on 427,289,060 shares outstanding as of December 31, 1995, with a market price per share of $67.25) at 5% and 10% assumed annual rates over a term of five years, commencing on January 1, 1996, is provided as a comparison to the potential gain realizable by the Named Executives at the same assumed annual rates of stock appreciation.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUE

-----------------------------------------------------------------------------------------------------------------------------
                                                                     NUMBER OF SHARES
                                                                  UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                   SHARES                                OPTIONS                  IN-THE-MONEY OPTIONS AT
                                  ACQUIRED                        AT FISCAL YEAR-END(3)              FISCAL YEAR-END(3)
                                     ON           VALUE       ---------------------------------------------------------------
NAME                             EXERCISE(1)    REALIZED(2)   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------
J.S. Reed                          128,000      $3,760,320      929,000          650,000        $37,895,625      $18,425,000
P.Y. Chia                           22,000         729,399      377,000          225,000         14,315,000        4,103,125
P.J. Collins                        99,000       3,544,785      502,500          337,500         20,801,250        9,403,125
W.R. Rhodes                         31,700         831,088      419,468          322,500         16,700,035        9,005,625
H.O. Ruding                         44,166       1,065,509      339,240          225,000         12,998,871        4,103,125
-----------------------------------------------------------------------------------------------------------------------------

(1) Includes all exercises during calendar year 1995.

(2) The value realized equals the market value of the common stock acquired on the date of exercise minus the exercise price.

(3) Options were granted in tandem prior to 1988; such options are exercisable for either book value or market value shares (but only one of those alternatives), at the choice of the optionee. The number of shares reflected in the table is the market or book value (using whichever value would produce the greatest number of shares) of common stock on December 31, 1995. The value of those options reflected in the table is the market or book value (using whichever value would produce the greater profit) of common stock on December 31, 1995 minus the related market or book value exercise price. The market value of common stock on the New York Stock Exchange composite tape as of December 31, 1995 was $67.25 per share and the book value of common stock on such date was $38.64 per share. All options exercised and granted in 1995 were market value options.

     Citicorp also provides compensation in the form of a benefit under the Retirement Plan. The following table sets forth the estimated annual retirement benefits as of December 31, 1995, as provided by the Retirement Plan and supplemental non-qualified pension plans, payable upon retirement to employees in specified remuneration and years-of-service classifications. Amounts include estimated Social Security benefits which would be deducted in calculating benefits payable under the Retirement Plan. The estimated amounts are based on the assumption that payments under the Retirement Plan will commence upon retirement at age 65.

                             PENSION PLAN TABLE(1)

----------------------------------------------------------------------------------------------------
                                                           YEARS OF SERVICE
                               ---------------------------------------------------------------------
         REMUNERATION                 15            20            25            30            35
----------------------------------------------------------------------------------------------------
$  200,000.....................   $   60,000    $   80,000    $  100,000    $  120,000    $  127,500
   500,000.....................      150,000       200,000       250,000       300,000       318,750
 1,000,000.....................      300,000       400,000       500,000       600,000       637,500
 2,000,000.....................      600,000       800,000     1,000,000     1,200,000     1,275,000
 3,000,000.....................      900,000     1,200,000     1,500,000     1,800,000     1,912,500
 6,000,000.....................    1,800,000     2,400,000     3,000,000     3,600,000     3,825,000
----------------------------------------------------------------------------------------------------

(1) This table reflects a straight-life annuity benefit.

     The years of credited service under the Retirement Plan as of December 31, 1995 for Messrs. Reed, Chia, Collins, Rhodes and Ruding were approximately 30, 22, 34, 35 and 14, respectively. Covered compensation under the Retirement Plan and supplemental non-qualified pension plans is the participant's base salary plus awards granted under the Executive Incentive Compensation Plan, and, for years beginning with 1991, any bonus paid under any annual performance program. With respect to the individuals named in the Summary Compensation Table, covered compensation does not differ substantially (by more than 10%) from the compensation set forth under the headings 'Salary' and 'Bonus' therein. The benefit payable at retirement is based on a specified percentage of the average of covered compensation for the five highest-paid years of the last ten years of employment. Messrs. Reed, Collins, Rhodes and Ruding will be credited with approximately 35, 35, 35 and 22 years of service, respectively, upon normal retirement at age 65. Mr. Ruding was credited with ten years of service at the beginning of his employment. Mr. Chia has indicated his intention to retire in 1996 and will be credited with 25 years of service.
--------------------------------------------------------------------------------

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Personnel Committee of the Board of Directors reviews and approves compensation levels for Citicorp's executive officers and oversees and administers the corporation's executive compensation programs. The Personnel Committee recommends, and the Board of Directors determines based on such recommendations, compensation for the Chairman. Compensation levels for the other executive officers of Citicorp are determined by the Personnel Committee based on the recommendations of the Chairman. All members of the Personnel Committee are outside directors who are not eligible to participate in any of the compensation programs that the Committee oversees.

     Citicorp's executive compensation plans are designed to attract, retain, motivate and appropriately reward individuals who are responsible for Citicorp's short- and long-term profitability, growth and return to shareholders. Compensation for Citicorp executive officers consists of:

        salary;

        an annual incentive award; and

        long-term incentive awards, typically in the form of stock options or restricted stock.

Executive officers also participate in a retirement plan, a savings incentive plan, a stock purchase plan, a medical plan and other benefit plans available to employees generally.

     Target pay levels for each executive are set every three years and reviewed annually. These targets are based on the level of responsibility, scope and complexity of the executive's position relative to other senior management positions internally and at competitive frame companies. With respect to the top five named executive officers, target pay levels are established in accordance with the plan described in the next paragraph. The external comparison is based on the results of an annual report prepared by an independent compensation consulting firm. This report (which gathered information on 1994 compensation) surveys the compensation levels of executive officers at a group of nineteen companies comprised of a set of competing banks and financial service companies and, in order to provide broader perspective, a number of market-dominant global enterprises. The nineteen companies, all of which were included in last year's Board of Directors' Index (which is described in the next section of this Proxy Statement), are considered by the Personnel Committee to be similar to Citicorp in complexity and, therefore, constitute a relevant competitive frame for purposes of compensation decisions. Total compensation (including salary, annual incentive awards and long-term incentive awards) is targeted at the 75th percentile of this competitive frame when Citicorp has strong performance, as measured against its plan, historical results and the performance of peer companies. However, in line with the corporation's pay for performance orientation, total compensation levels may exceed the 75th percentile when results are exceptionally strong or fall below the targeted level if performance is below plan or peer companies.

     Annual incentive awards to the Chairman and the next four most highly paid executives referred to as 'covered employees' under Section 162(m) of the Internal Revenue Code (the 'Code') were granted under the Citicorp 1994 Annual Incentive Plan ('AIP') which was approved by stockholders at the 1994 Annual Meeting and became effective January 1, 1994. Consistent with Code requirements, to preserve Citicorp's deductibility of these awards, the AIP specifies that the maximum amount payable for any year to the top five named executive officers will be limited to 0.5% of Citicorp's annual net income (before extraordinary items and the cumulative effect of accounting changes), plus the amount (not to exceed $3,000,000) that was available to pay awards under the AIP for prior years but was not so paid. Further, under the AIP the Personnel Committee is required to set annually the maximum awards payable to each named executive. The maximums are expressed as a percentage of the total amount available in a given year, with the AIP specifying that the maximum any participating executive may receive is 35% of the fund. For 1995, maximum awards were set at 35% and 16% of the fund for the Chairman and the next four participating executives, Messrs. Chia, Collins, Rhodes and Ruding, respectively. As the Code only allows the Personnel Committee the discretion to reduce the awards granted under this plan from these maximum targets, the targets are set well above the 75th percentile to ensure that, consistent with the corporation's compensation philosophy, when performance warrants the Personnel Committee has the ability to appropriately reward participating executives.

     Salary and annual incentive awards reward executives for their current performance and contributions. Stock options and restricted stock grants are provided to reward senior management for taking actions which will contribute to the corporation's long-term growth and success, and to link their interests to those of Citicorp's stockholders. To further focus senior executives on the importance of balancing short- and long-term performance, effective with the payment of 1995 annual incentive awards, 25% of each senior executive's annual incentive award is deferred into share units whose return is equivalent to the return on shares of Citicorp common stock for a period of five years from the date the award is granted, at which time the deferred award is payable in cash. Dividend equivalents are credited on these units during the deferral period in the form of additional units, which are automatically reinvested.

     The determination of salary increases, annual incentive awards and long-term incentive awards is reviewed annually based on the performance of Citicorp (and, in the case of executives responsible for a particular business, that business' results). Also factored into these decisions is each executive's individual performance and contribution to Citicorp's future positioning. Although the components of compensation (salary, annual incentive awards and long-term incentive awards) are reviewed separately, compensation decisions are made based on a review of the total compensation level awarded relative to the targeted compensation structure established by the Personnel Committee. For purposes of evaluating total compensation and establishing long-term incentive grant levels, option grants are valued at one-third of the fair market value of the stock as of the grant date, although the

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
Personnel Committee believes that there is no truly satisfactory method for determining the value of option grants. Previous grants of stock options and restricted stock are reviewed but are not considered the most important factor in determining the size of any executive's stock option or restricted stock award in a particular year.

     For each year since 1973, the Chairman and senior management have provided the Personnel Committee and the Board of Directors a written Corporate Performance Summary detailing in a textured and comprehensive way the annual results of Citicorp and each of its principal businesses. The report starts with an overview; outlines 1995 financial results (revenue, expense, margin, credit, taxes) versus plan and previous years; addresses capital, reserves and funding; reviews the portfolio; discusses management, organizational, and control and compliance issues; and compares Citicorp's results (from the perspectives of shareholder return, market value to book value and return on equity) with peer financial and select global enterprises on a one-year and five-year basis. The companies against which results are compared are substantially the same as the competitive frame companies used by the Personnel Committee to determine market compensation levels.

     In determining the level of annual incentive awards to be paid to senior executives for 1995 results, the Personnel Committee reviewed the Corporate Performance Summary and evaluated 1995 performance versus plan, the previous year and in the context of Citicorp's 1991-95 turnaround effort. The 1995 goals of this effort, which were stated in past Proxy Statements and Annual Reports, include achievement of a 16% to 18% return on total equity, a market value/book value ratio of 2:1 for Citicorp common stock, satisfactory asset quality and an effective control environment. The Committee also reviewed 1995 results in the context of the 1995-2005 Business Directions Statement which was introduced during the year and calls for the strategic repositioning of the corporation to a global growth and performance company. This transformation will be accomplished by focusing on the 'basics' and running the business for performance, with specific focus on the following five dimensions: financial and customer/franchise performance, and strategic cost, risk and people management.

     Based on an evaluation of the above, it was the Personnel Committee's view that Citicorp's 1995 results, as reflected in the Corporate Performance Summary, represented superior absolute and relative performance. The Committee noted the following factors in support of its conclusion:

        Record net income of $3.5 billion;

       Continued strong growth in pretax earnings (up 21% to $5.6 billion);

       Sustained balance sheet improvement, with increases in both total capital ($27.7 billion) and Tier 1 capital ($18.9 billion, 8.4%), and significant progress toward achievement of the targeted improvement in debt rating;

        Return on total equity of 18.3%, in line with the long-term goal;

       Continued superior return to Citicorp common stockholders (price of Citicorp common stock appreciated 63% during 1995), particularly relative to the financial industry and the S&P 500 Index; and

       Continued better than plan performance within the context of both the 1991-95 turnaround plan and the new Business Directions Statement, solidly positioning the

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
       corporation among the top few of the industry in terms of earnings, returns and market-to-book value.

Based on overall 1995 corporate performance, the Committee determined that annual incentive awards should be at a level which, when combined with salary, would position executive officers' direct compensation (base salary and annual incentive award) above the 75th percentile of the competitive frame. Awards to the top five named executives were below the maximum awards available to each under the AIP.

     In August 1995, the Personnel Committee approved a special stock option program designed to focus the effort and energy of a broader leadership group on the achievement of the objectives set forth in the 1995-2005 Business Directions Statement. The intent of this special program was to signal the corporation's management team that while it had performed exceptionally well relative to the 1991-95 turnaround goals, much remained to be done in order to move Citicorp to the next stage of performance by transforming the corporation into a global growth company. In view of the challenges represented by this goal, a broader group of officers in key leadership roles across the corporation was identified to participate in this special option program. While participation in this special grant was broadened, the decision was made to restrict the number of shares available for these special grants. As a result, on average the grant levels were generally lower than the past special option grants awarded to executives. Grants to executive officers were in lieu of their regular option grants in January 1996. In determining the size of each participating executive's grant, the Committee assessed corporate and individual performance according to the same standards used to determine their annual incentive awards, with grant levels varying accordingly. Options granted under this special program will expire five years from the date of grant, and will vest depending on the corporation's stock price performance. Fifty percent of the options will vest when the stock price reaches $100 per share with the remaining 50% vesting when the stock price reaches $115 per share. The stock price must remain at or above those levels for 20 trading days in a consecutive 30-trading-day period for the options to vest. Grants under this special program were made between August 1995 and January 1996. The exercise price for each option granted was equal to the average of the high and low trading price of Citicorp common stock on the New York Stock Exchange for the date of grant. In addition to these option grants, certain select executive officers (but no named executive officers) received special restricted stock grants in January 1996 in recognition of their individual contributions and potential future impact on the corporation's attainment of its long-term goals.

     Based on its assessment of the Chairman's performance, continued leadership in overseeing Citicorp's return to sustained levels of strong performance, and a review of the competitive frame market data, the Personnel Committee awarded Mr. Reed a 1995 annual incentive award of $3,000,000 consistent with the level of his awards since 1993. Seventy-five percent of this award was paid in cash and 25% was paid in share units, as discussed above. As discussed earlier in this report, under the AIP the maximum annual incentive award payable to the Chairman for 1995 was set at 35% of the fund generated by the plan's formula. Based on Citicorp's 1995 results, this equated to a maximum award of $6.1 million. In September 1995, Mr. Reed was awarded five-year options covering 100,000 shares; the terms and conditions of this grant being consistent with the grants to all other executive officers discussed above.

     In accordance with changes made in 1993 to the Code relating to the disallowance of deduction for remuneration in excess of $1,000,000 to certain executive officers, through adoption of the AIP (discussed earlier in this report) the corporation has secured the continued deductibility of annual incentive awards paid to these named executive officers, which includes Mr. Reed. Under the Code, any compensation expense relating to options granted under the corporation's stock option plans is also deductible. Amounts paid as salary to Mr. Reed in excess of the $1,000,000 cap, however, will not be deductible.


By the Personnel Committee

Frank A. Shrontz, Chairman                                 Franklin A. Thomas
Kenneth T. Derr                                            Edgar S. Woolard, Jr.
H.J. Haynes


        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG CITICORP,
                   THE S&P 500, THE BOARD OF DIRECTORS' INDEX
                 AND THE KEEFE, BRUYETTE & WOODS 50 BANK INDEX

                 [GRAPH OF DATA DESCRIBED BELOW APPEARS HERE]
                          1990   1991   1992   1993   1994   1995
                          ----   ----   ----   ----   ----   ----
              Citicorp    $100   $ 87   $186   $308   $349   $580
              S&P 500      100    130    140    154    156    215
              BoD Index    100    126    131    144    145    213
              KBW 50       100    158    202    213    202    323


(1) The Board of Directors' Index consists of the following 19 market-dominant global enterprises and financial services companies similar to Citicorp in complexity: General Motors Corporation, Exxon Corporation, International Business Machines Corporation, General Electric Company, Philip Morris Companies, Inc., Procter & Gamble Company, Eastman Kodak Company, PepsiCo, Inc., Johnson & Johnson, Chemical Banking Corporation, BankAmerica
    Corporation, J. P. Morgan & Co. Incorporated, Bankers Trust New York Corporation, Banc One Corp., Dean Witter Discover & Co., NationsBank Corp., Travelers Inc., American Express Company and Merrill Lynch & Co. Inc.

(2) The Keefe, Bruyette & Woods 50 Bank Index is designed to measure the stock price performance of the nation's largest banks.

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
--------------------------------------------------------------------------------

II. STOCKHOLDER APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

     The Board believes it appropriate to submit for action by the stockholders its selection of KPMG Peat Marwick LLP ('KPMG'), certified public accountants, as auditors of Citicorp for the year 1996. The appointment of this firm was recommended to the Board by its Audit Committee, composed of directors who are not officers or employees of Citicorp or Citibank, N.A., who reviewed the professional competence of the firm and its audit program. As independent auditors of Citicorp in 1996, KPMG would also audit Citibank, N.A. KPMG has served as the independent auditor for Citibank, N.A. since 1964 and for Citicorp since it commenced operations in 1968. For reasons of effectiveness and economy, it has been Citicorp's practice to require the KPMG partner in charge of Citicorp's assignment to be rotated from time to time, rather than changing accounting firms at intervals.

     The firm provides various audit services to Citicorp and its subsidiaries on a worldwide basis. Fees for such audit services during 1995 amounted to approximately $19,200,000.

     Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement and to be available to respond to questions regarding these or any other appropriate matters.

     Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the stockholders entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
--------------------------------------------------------------------------------

STOCKHOLDER PROPOSALS

     Management has determined that each of the following stockholder proposals should be opposed. Adoption of each stockholder proposal requires the affirmative vote of a majority of the votes cast at the meeting by the stockholders entitled to vote thereon.
--------------------------------------------------------------------------------

III. STOCKHOLDER PROPOSAL

     John J. Gilbert, 29 East 64th Street, New York, NY 10021, who holds 200 shares of common stock, and Margaret R. and/or John J. Gilbert, co-trustees U/W of Lewis D. Gilbert, who hold 200 shares, and both representing an additional family interest of 400 shares, have advised Citicorp that it is their intention to present the following resolution for consideration and action by stockholders at the 1996 Annual Meeting:

     RESOLVED, that the stockholders of Citicorp, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

     REASONS: Continued very strong support along the lines we suggest were shown at the last annual meeting when 30.28%, 5,413 owners of 84,062,738 shares, were cast in favor of this proposal. The vote against included 4,461 unmarked proxies.

     A California law provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

     The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

     We think cumulative voting is the answer to find new directors for various committees. Some recommendations have been made to carry out the CERES 10 points. The 11th should be, in our opinion, having cumulative voting and ending staggered boards.

     When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. The huge derivative losses might have also been prevented with cumulative voting.

     Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Ingersoll-Rand also having cumulative voting won two awards. FORTUNE magazine ranked it second in its industry as 'America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted 'on almost any criteria used to evaluate management, Ingersoll-Rand excels.' In 1994 and 1995 they raised their dividend.

     Lockheed-Martin, as well as VWR Corporation now have a provision that if anyone has 40% of the shares cumulative voting applies, it applies at the latter company.

     In 1995 American Premier adopted cumulative voting. Allegheny Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights.

     If  you agree,  please mark your  proxy FOR; if  disagreeing, mark AGAINST.
NOTE: PROXIES NOT MARKED WILL BE VOTED AGAINST THIS RESOLUTION.

MANAGEMENT'S COMMENT

     Beginning with the 1974 Annual Meeting, this proposal has been rejected fourteen times by Citicorp's stockholders.

     Under Citicorp's present method of democratic elections, our directors exercise free judgment and their loyalty to all stockholders is clear. Cumulative voting, however, would enable a small faction of stockholders to band together and pool their voting power in order to elect one or more candidates who will advocate the faction's special viewpoints, even if those viewpoints diverge from the interests of all other stockholders. Consequently, directors elected as a result of cumulative voting, beholden to those who elected them, could inject an adversarial element to the Board's deliberative process. Indeed, partisan advocacy, rather than constructive, objective analysis, could prevail in our boardroom, hampering the Board's ability to make sound and timely decisions beneficial to all stockholders.

     Citicorp firmly believes that the selection of directors should be predicated on their ability and willingness to serve all the stockholders of Citicorp. In our opinion, therefore, a vote against cumulative voting is in the best interests of Citicorp and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

--------------------------------------------------------------------------------

IV. STOCKHOLDER PROPOSAL

     Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, DC 20037, who is the owner of 200 shares of Citicorp common stock, has advised Citicorp that it is her intention to present the following resolution for consideration and action by stockholders at the 1996 Annual
Meeting:

     RESOLVED, that the stockholders of Citicorp recommend that the Board of Directors take the necessary steps to appoint a President and Chief Operating Officer.

     REASONS: We do have a Chairman and CEO and several Vice-Chairmen.

     A Company of the size and stature of Citicorp ought to have a defined Number Two man as well as a number one man. We do have a Chairman and CEO but now is the time for the Board to appoint number two. Waiting any longer is in our opinion not in the best interest of the Corporation and its stockholders. Uncertainty about succession should be cleared up now.

     If you AGREE, please mark your proxy FOR this proposal.

MANAGEMENT'S COMMENT

     Citicorp believes that the concerns expressed in this proposal are unfounded at this time. The Board does review succession planning regularly. Citicorp's current senior management structure, comprising the Chairman, Vice Chairmen, and Executive Vice Presidents, serves the dual purpose of maximizing oversight and flexibility among Citicorp's principal businesses and affords the Board of Directors ample opportunities to evaluate potential successors based on their performance in senior level positions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

--------------------------------------------------------------------------------

V. STOCKHOLDER PROPOSAL

     Edward S. George, 89 Corning Hill, Glenmont, New York, 12077, who is the owner of 2,000 shares of Citicorp common stock, has advised Citicorp that it is his intention to present the following resolution for consideration and action by stockholders at the 1996 Annual Meeting:

     WHEREAS the dividend is the first casualty in any economic downturn and the stockholder is the first casualty and the last to benefit from an upturn, be it

     RESOLVED, that when a dividend is cut, it is recommended that no salaries of executives will be increased or stock options allowed until the dividend is restored to the original amount before the cut.

     The bullet must be large enough to enable the executives as well as the stockholders to get their teeth on it.

MANAGEMENT'S COMMENT

     The strength of Citicorp resides in its ability to attract and retain highly competent and committed employees. A critical element in the process of attracting and retaining high caliber executive officers is the provision of salary increases and incentive compensation in the form of stock options, when merited. By linking salary increases and grants of stock options to possible dividend reductions, this proposal, if adopted, could hinder Citicorp's ability to employ high caliber executives, thereby impeding our ability to compete successfully in the global marketplace.

     The proposal lacks merit in two additional respects. First, it would impose, for no compelling reason, a rigid rule barring grants of stock options. Such grants serve as an effective management tool for increasing productivity and efficiency by further aligning the interests of executive officers with stockholders. Second, since dividend decisions are based on factors which differ from compensation decisions, linking the two defies logic. Dividend decisions focus on the anticipated capital needs of the company, while providing an efficient means for enhancing shareholder value. Compensation decisions, however, derive from market forces and competitive conditions in our business.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.
--------------------------------------------------------------------------------

OTHER MATTERS

     The cost of solicitation of proxies will be borne by Citicorp. Proxies may be solicited by mail, personal interview, telephone or telegraph. Directors, officers and regular employees of Citicorp may solicit proxies by such methods without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards and will, upon request, be reimbursed for reasonable expenses incurred.
Employees of Georgeson & Co. Inc. will also solicit proxies at a fee of approximately $17,000 plus out-of-pocket expenses.

     As of the date of this Proxy Statement, Citicorp does not intend to present and has not been informed that any other person intends to present any business not specified in this Proxy Statement for action at the meeting. If any other matters come before the meeting, proxies will be voted on such matters in accordance with the judgment of the person or persons authorized to vote the proxies.

     Only holders of common stock of record at the close of business (5:00 P.M., New York City time) on February 16, 1996, will be entitled to notice of and to vote at the meeting. Stockholders are urged to sign the enclosed proxy card, solicited on behalf of Citicorp's Board of Directors, and to return it promptly in the enclosed envelope. Proxies will be voted in accordance with stockholders' directions. Signing the proxy card does not affect a stockholder's right to vote in person at the meeting, and the proxy may be revoked prior to its exercise by appropriate notice to the undersigned. If no directions are given, proxies will be voted (i) for the election of directors, (ii) for the approval of the selection of independent auditors and (iii) against the stockholders' proposals. On any of these matters, abstentions and broker non-votes are not considered votes cast.

     Copies of Citicorp's Annual Report and Form 10-K for the year ended December 31, 1995 may be obtained without charge by writing to Corporate Affairs Distribution, Citicorp,

850 Third Avenue, 13th Floor, New York, NY 10043, Attention: Jeffrey Barnard, or by telephone request to (212) 559-0233.

     Stockholders may receive a report on all proposals at the 1996 Annual Meeting without charge by writing to the Office of the Assistant Secretary, Citicorp, 399 Park Avenue, New York, NY 10043.
--------------------------------------------------------------------------------

SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN CITICORP'S 1997 PROXY STATEMENT

     In accordance with Rule 14a-8 of the SEC under the Exchange Act, Citicorp will accept proposals of stockholders for possible inclusion in Citicorp's 1997 Proxy Statement through the close of business on November 5, 1996.

By order of the Board of Directors,



/s/ CHARLES E. LONG


CHARLES E. LONG
Executive Vice President and Secretary

                                     [Logo]

                           Printed on recycled paper.

                                  APPENDIX
                                 PROXY CARD
1996 PROXY                                                       CITICORP [LOGO]
--------------------------------------------------------------------------------

PROPOSALS OF THE BOARD OF DIRECTORS
THE DIRECTORS RECOMMEND A VOTE FOR

I. Election of Directors*
FOR    WITHHOLD**    ABSTAIN
[ ]      [ ]          [ ]

II. Independent Auditors
FOR    AGAINST       ABSTAIN
[ ]      [ ]          [ ]

        STOCKHOLDER PROPOSALS
THE DIRECTORS RECOMMEND A VOTE AGAINST

III. Cumulative Voting
FOR    AGAINST      ABSTAIN
[ ]      [ ]          [ ]

IV. Appoint a President and Chief Operating Officer
FOR    AGAINST      ABSTAIN
[ ]      [ ]          [ ]

V. Salary increases and stock option grants shall not
be provided to executive officers if dividend is cut,
until it is restored to amount prior to cut
FOR    AGAINST      ABSTAIN
[ ]      [ ]          [ ]


* TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL SEE
INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD.

**TO WITHHOLD AUTHORITY FOR ALL NOMINEES.

[ ]CHECK BOX TO ELIMINATE SENDING FUTURE ANNUAL REPORTS FOR
THIS ACCOUNT. SECURITIES AND EXCHANGE COMMISSION
RULES REQUIRE THAT AT LEAST ONE ACCOUNT CONTINUE TO
RECEIVE THE ANNUAL REPORT.

Unless you otherwise indicate, this proxy will be voted "FOR" the election of directors, "FOR" the proposal on Independent Auditors, and "AGAINST" the stockholder proposals.

         THIS PROXY IS SOLICITED ON BEHALF OF THE
                    BOARD OF DIRECTORS
--------------------------------------------------------------
PLEASE SIGN HERE exactly as your name(s) appear(s) to the left

--------------------------------------------------------------

--------------------------------------------------------------
Dated
--------------------------------------------------------------
When signing as attorney, executor, administrator, trustee or guardian, please give full title.

(DETACH HERE)

SPACE IN OUR AUDITORIUM IS LIMITED

Registered stockholders may be asked for identification. If you are a beneficial owner of Citicorp stock held by a bank, broker, or investment plan ('in street name'), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from the broker or bank are examples of proof of ownership.

1996 PROXY                                                       CITICORP [LOGO]
--------------------------------------------------------------------------------
INSTRUCTIONS--To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

D.W. Calloway
P.Y. Chia
P.J. Collins
K.T. Derr
R. Mark
R.D. Parsons
J.S. Reed
W.R. Rhodes
R.L. Ridgway
H.O. Ruding
R.B. Shapiro
F.A. Shrontz
F.A. Thomas
E.S. Woolard, Jr.

Stock is NOT to be voted for the following nominee(s) for director:

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

Annual Meeting of Stockholders--April 16, 1996, 9:00 A.M. (New York City
Time), 399 Park Avenue, New York NY

The undersigned appoints P.J. Collins, J.S. Reed, and W.R. Rhodes, or any of them, proxies, each having power to substitute another person, to vote all the stock of Citicorp held of record by the undersigned on February 16, 1996 at the Annual Meeting of Stockholders of Citicorp, to be held on April
16, 1996 and at any adjournment thereof. The proxies have authority to vote such stock, as indicated on the reverse side hereof, (1) to elect directors and (2) on the other matters set forth in the Proxy Statement. The proxies are further authorized to vote such stock upon any other business that may properly come before the meeting or any adjournment thereof.

------------------------------------------------------------------------
PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED. UNLESS YOU OTHERWISE INDICATE, THIS PROXY WILL BE VOTED "FOR"
THE ELECTION OF DIRECTORS, "FOR" THE PROPOSAL ON INDEPENDENT
AUDITORS, AND "AGAINST" THE STOCKHOLDER PROPOSALS.
------------------------------------------------------------------------

Please date and sign this proxy on the reverse side and return it promptly whether or not you expect to attend the meeting. You may, nevertheless, vote in person if you do attend. We thank you for your interest.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

(DETACH HERE)

                                                                      PROXY CARD


Space in our auditorium is limited: Registered stockholders may be asked for identification. If you are a beneficial owner of Citicorp stock held by a bank, broker, or investment plan ("in street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from the broker or bank are examples of proof of ownership.

Note 1: Check box to eliminate sending future annual reports for this account. Securities and Exchange Commission rules require that at least one account continue to receive the annual report.

Note 2: Please indicate how your stock is to be voted. Unless you otherwise indicate, this proxy will be voted "FOR" the election of directors, "FOR" the proposal on the Independent Auditors, and "AGAINST" the stockholders proposals. Please mark all choices like this [X]




1996 PROXY                                                                                                          [CITICORP LOGO]
-----------------------------------------------------------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR the proposals regarding:
(1) ELECTION OF DIRECTORS:                                                   (INSTRUCTIONS: To withhold authority to vote  for  any
                                                                               individual nominee, write that nominee's name in the
                                                                               space provided below.)

             FOR                                 WITHHOLD
     all nominees listed on the   [ ]       Authority to vote for all    [ ]
     reverse  side   (except as             nominees on the reverse side
     marked to the contrary  to
     the right)
                                                                              -----------------------------------------------------


                                  FOR     AGAINST     ABSTAIN
                                  ---     -------     -------

(2) Independent Auditors
                                  [ ]       [ ]         [ ]

-----------------------------------------------------------------------------------------------------------------------------------
The Board of Directors recommends a vote AGAINST the stockholder proposals regarding:


                                  FOR     AGAINST     ABSTAIN                                           FOR     AGAINST     ABSTAIN
                                  ---     -------     -------                                           ---     -------     -------

(3) Cumulative Voting             [ ]       [ ]         [ ]       (5) Salary increases and stock
                                                                      option grants shall not be
                                                                      provided to executive officers
(4) Appoint a President and       [ ]       [ ]         [ ]           if dividend is cut, until it is    [ ]      [ ]         [ ]
    Chief Operating  Officer                                          restored to amount prior to cut

-----------------------------------------------------------------------------------------------------------------------------------

PLEASE CHECK THIS BOX IF YOU HAVE                       [ ]         To eliminate duplicate mailings, please check   [ ]
INDICATED A CHANGE OF ADDRESS                                       this box (please see Note 1 above)

-----------------------------------------------------------------------------------------------------------------------------------



SIGNATURE______________________________________________ DATE_______________



SIGNATURE______________________________________________ DATE_______________
Please sign here exactly as your name(s) appear(s) to the right. Executors, trustees, and others signing in a representative capacity should include their names and the capacity in which they sign.

1996 PROXY                                                                                                          [CITICORP LOGO]
-----------------------------------------------------------------------------------------------------------------------------------
Director Nominees:                                   Annual Meeting of Stockholders -- April 16, 1996, 9:00  A.M.  (New  York  City
                                                     Time), 399 Park Avenue, New York, NY

D.W. Calloway    R.D. Parsons   R.B. Shapiro         The undersigned appoints P.J. Collins,  J.S. Reed,  and  W.R. Rhodes,  or any
P.Y. Chia        J.S. Reed      F.A. Shrontz         of them, proxies, each having power to substitute another person, to vote all
P.J. Collins     W.R. Rhodes    F.A. Thomas          the stock of Citicorp held of record  by  the  undersigned  on  February  16,
K.T. Derr        R.L. Ridgway   E.S. Woolard, Jr.    1996 at the Annual Meeting of Stockholders of Citicorp, to be held  on  April
R. Mark          H.O. Ruding                         16,  1996 and at any adjournment  thereof.  The  proxies  have  authority  to vote such stock, as indicated  on  the  reverse  side  hereof, (1)  to  elect directors and (2) on the other matters set forth in the Proxy Statement.  The proxies are further authorized to vote such stock upon any other business that may properly come before the meeting or any adjournment thereof.
                                                     ------------------------------------------------------------------------------

                                                     Please indicate on the reverse side of this card  how  your  stock  is  to  be voted.  Unless you  otherwise indicate,  this proxy  will  be  voted "FOR" the election  of  directors, "FOR" the proposal on the Independent  Auditors,  and
                                                     "AGAINST" the stockholders proposals.
                                                     ------------------------------------------------------------------------------

                                                     Please date and sign this proxy on the reverse side  and  return  it  promptly whether or not you expect to attend the meeting. You  may,  nevertheless, vote in person if you do attend. We thank you for your interest.

                                                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



